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CUSIP No. 72811P-10-2               13D                    Pages 7 of 7 Pages
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                                                                      EXHIBIT 1

                              JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of THE PLAYERS NETWORK of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 26, 2000               /s/ Ernest W. Moody
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                                      ERNEST W. MOODY


Dated: October 26, 2000               ACTION GAMING, INC., a Nevada corporation

                                      By: /s/ Ernest W. Moody
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                                          ERNEST W. MOODY
                                          President